EXHIBIT 23.2   CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in the Form SB-2 Registration Statement, of Wintech Digital System Technology Corporation, our report of Beijing Wintech Technology Co. Ltd. dated August 14, 2000, appearing in the Prospectus, which is part of this Registration Statement.

DELOITTE TOUCHE TOHMATSU SHANGHAI CPA
Beijing, People's Republic of China
October 23, 2000